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                                                                 EXHIBIT (99)(B)
                      FIRST UNION CORPORATION COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned holder of shares of common stock of First Union Corporation ("FUNC") hereby constitutes and appoints W. Waldo Bradley, Radford D. Lovett and Charles M. Shelton, Sr., or any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the reverse side, all of the shares of FUNC Common Stock held of record by the undersigned on January 2, 1998, at the Special Meeting of Stockholders of FUNC to be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, and at any adjournments or postponements thereof.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AS APPLICABLE. IF ANY OTHER MATTERS ARE VOTED ON AT THE
SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.
 PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT
                        DELAY IN THE ENCLOSED ENVELOPE.


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    1. To consider and vote upon a proposal to approve the Agreement and Plan of
       Mergers, dated as of November 18, 1997 (as the same may be amended, the "Merger Agreement"), by and between CoreStates Financial Corp ("CFC") and FUNC pursuant to which, among other things, (i) CFC will merge with and into FUNC, and (ii) each outstanding share of CFC common stock will be converted into 1.62 shares of FUNC common stock, subject to possible increase under certain circumstances, all on and subject to the terms and conditions set forth in the Merger Agreement; and
       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
    2. To consider and vote upon a proposal to approve an amendment to FUNC's articles of incorporation to increase the number of shares of FUNC common stock that FUNC is authorized to issue from 750,000,000 to 2,000,000,000.
       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
    The undersigned hereby acknowledges receipt of the combined Notice of
Special Meeting of Stockholders and Joint Proxy Statement/Prospectus that accompanied this proxy and ratifies all lawful action taken by the above-named attorneys and proxies.
Dated:                , 1998
                                          -----------------------------(SEAL)
                                          Signature
                                          -----------------------------(SEAL)
                                          Signature
                                          NOTE: Signature(s) should agree
                                          with name(s) on FUNC stock
                                          certificate(s). Executors,
                                          administrators, trustees and other
                                          fiduciaries, and persons signing
                                          on behalf of corporations or
                                          partnerships, should so indicate
                                          when signing.